EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements File No. 333-130082, on Form S-8 of CSB Bancorp, Inc., and in the Registration Statement on Form S-8 of The Commercial & Savings Bank 401(k) Retirement Plan of our report dated March 16, 2023, relating to our audit of the consolidated financial statements, which is incorporated in the Annual Report on Form 10-K of CSB Bancorp, Inc., for the year ended December 31, 2022.

/s/ S. R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

March 16, 2023